SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 22, 1999
                        (Date of earliest event reported)


                                COMPU-DAWN, INC.
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               (Exact name of Registrant as specified in charter)


  Delaware                       000-22611                       11-3344575
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of  incorporation)                                            Number)



           333 North First Street, Jacksonville, Florida            32250
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              (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (904) 249-5756


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Item 2.  Acquisition or Disposition of Assets.

Acquisition of GlobalPC, Inc.'s Assets

     On July 30, 1999, Compu-DAWN and GPC Acquisition Corp., its wholly owned subsidiary, entered into an Asset Purchase Agreement, which was amended on September 24, September 26, as of November 23, and December 22, 1999 (the
"GlobalPC Agreement"), with GlobalPC, Inc. ("GlobalPC") and Mark Bradlee ("Bradlee") and Brian Dougherty ("Dougherty"), who are the principal shareholders of GlobalPC, to purchase substantially all of the assets and to assume certain liabilities of GlobalPC (the "GlobalPC Acquisition"). GlobalPC
has developed enhancements to GEOS, a simplified, user friendly, low cost computer operating system owned by Geoworks, Inc. In addition, GlobalPC has developed a series of software applications. The GEOS operating software, which Compu-DAWN licenses from an unaffiliated third party, is to be embedded along with application software developed by GlobalPC, in a state- of-the-art, easy-to-use, low cost integrated Internet personal computer that comes pre-loaded with an office productivity suite including a word processor, spreadsheet, database and graphic program, as well as other programs including games and online access software (the "GlobalPC Device"). The GlobalPC Acquisition closed on December 22, 1999.

Assets Acquired

     The assets acquired pursuant to the GlobalPC Acquisition include all tangible personal property used in the operation of GlobalPC's business, all accounts receivable of GlobalPC, all computer software and related assets, and all rights of GlobalPC to any software licensed to GlobalPC.

The Purchase Price and Assumption of Liabilities

     The purchase price for the assets in the GlobalPC  Acquisition consists of:
(a) an aggregate of 634,284 Common Shares; (b) Class A Common Stock Purchase Warrants (the "Class A Warrants"), exercisable to purchase (subject to adjustment) 2,269,284 Common Shares; (c) Class B Common Shares Purchase Warrants (the "Class B Warrants"), exercisable to purchase (subject to adjustment) 1,901,400 Common Shares; and (d) Class C Common Shares Purchase Warrants (the "Class C Warrants"), exercisable to purchase (subject to adjustment) 383,000 Common Shares of Compu-DAWN. The Class A Warrants, the Class B Warrants and the Class C Warrants are referred to collectively as the "Warrants." The Common Shares issuable upon exercise of any of the Warrants are collectively referred to as the "Warrant Shares." The Common Shares and the Warrants are to be issued to potential subscribers in a private placement under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), provided that Compu-DAWN is satisfied that the offer and issuance of Common Shares and/or Warrants to such subscribers is exempt from the registration provisions of the Securities Act and the similar provisions of any state securities laws. If Compu-DAWN is not satisfied that such offering and sale is not exempt from the registration of the Securities Act, then instead of issuing the Common Shares and the Warrants to such subscribers, such securities will be issued to GlobalPC. In either event, the shares of Common


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Shares to be issued will be subject to one year "lock-up" agreements between the
Company and certain of the accepted subscribers or GlobalPC, as the case may be. The Common Shares and Warrants are valued in the aggregate at approximately $17,000,000.

     The  terms  of  the  Warrants  are   described   below  under  the  heading
"Description of the Warrants to be Issued".

     Additionally, Compu-DAWN has agreed to pay GlobalPC a cash amount of up to $275,000 to be utilized by GlobalPC to pay certain obligations.

     In connection with the GlobalPC Acquisition, Compu-DAWN agreed to assume certain specified liabilities of GlobalPC valued at approximately $1,400,000.

     The amount and nature of the consideration was determined based upon the value of the assets acquired net of liabilities, Compu-DAWN's prospects for the future following the closing of the GlobalPC Acquisition compared to
Compu-DAWN's prospects if the GlobalPC Acquisition was not closed, and the historical price of Compu-DAWN's Common Shares.

     In connection with the value of the consideration, Compu-DAWN obtained a fairness opinion from CapitalLink. L.C., an independent investment banker, which has opined that the GlobalPC Acquisition is fair, from a financial point of view, to the stockholders of Compu- DAWN.

Restrictive Covenant Agreements

     Under the GlobalPC Agreement, Messrs. Bradlee and Dougherty agreed to a restrictive covenant which among other things, (i) prohibits each of them from engaging or participating in a business which is competitive with that of Compu-DAWN for one year after the closing, (ii) prohibits each of them from soliciting the business of any customer or prospective customer of Compu-DAWN, and (iii) prohibits them from divulging any of Compu-DAWN's confidential information.

Post-Closing Composition of the Board of Directors

     As provided in the GlobalPC Agreement, the two current vacancies on the Company's Board of Directors have been filled by Messrs. Bradlee and Dougherty. They have been designated as Class I directors whose terms expire at Compu-DAWN's annual meeting of stockholders in 2000 (excluding the meeting scheduled for January 20, 2000).

Description of Warrants to be Issued

     Class A Warrants

     Each Class A Warrant is exercisable at a price of $2.50 per Warrant Share either in cash or pursuant to a net issue exercise. A net issue exercise allows the warrantholder to exercise


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warrants,  and in payment of the  purchase  price,  Compu-DAWN  will  withhold a number of Warrant Shares equal in value to the amount of the exercise price. The Class A Warrants may be exercised during the period starting on April 1, 2002 and ending on June 30, 2004. During this exercise period, the Class A Warrants may be exercised at any time to purchase the following number of Warrant Shares, subject to the restriction, and limitations described below:

     - If there are 150,000 to 200,000 registered users of to Compu-DAWN's or its affiliates' Internet access service to the Internet through Compu-DAWN's GlobalPC Device (the "Milestone Users") on March 31, 2002, the Class A Warrants may be exercised to purchase up to 50% of the Warrant Shares underlying the Class A Warrants only.

     - If there are 200,001 to 250,000 Milestone Users on March 31, 2002, the Class A Warrants may be exercised to purchase up to 75% of the Warrant Shares underlying the Class A Warrants only.

     - If there are 250,001 or more Milestone Users on March 31, 2002, the Class A Warrants may be exercised to purchase up to all of the Warrant Shares underlying the Class A Warrants.

     - If there are less than 150,000 Milestone Users on March 31, 2002, the Class A Warrants shall not be exercisable at all and shall be automatically canceled, and the Warrant holders will have no rights under the Class A Warrants.

     In the event there is a change in control in the Company, the Class A Warrants shall become exercisable to purchase 100% of the Warrant Shares thereunder on the date preceding the change in control. For this purpose, "change in control" means

     - any transfer of 50% of the Company's outstanding Common Shares or voting power. except in connection with any acquisition of Company Common Shares by certain members of the Company's management.

     -    the   approval  by  the   Company's   stockholders   of  a  merger  or
          consolidation in which the pre-merger or pre-consolidation stockholders of the Company do not own more than 50% of the voting power of the merged or consolidated entity; or

     -    the transfer of more than 50% of the Company's assets.

     - a change in the composition of the Board of Directors of Compu-DAWN where those persons who were directors at the beginning of a calendar year and those persons elected as directors during such calendar year with the approval of a majority of directors then still in office cease to constitute a majority of the directors.

     Additionally, the Class A Warrants are not exercisable to purchase any Warrant Shares if Compu-DAWN is required to obtain stockholder approval for the issuance of those Warrant Shares under Rule 4310(c)(25)(H) of the Nasdaq Stock Market, Inc., which relates to the requirement for stockholder approval for the issuance of securities in certain instances, and


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Compu-DAWN has not obtained the required stockholder approval. Compu-DAWN cannot assure that it will be able to obtain the stockholder approval required by the NASDAQ rules, or if it does obtain it, Compu-DAWN cannot predict when that approval will be obtained. If the required stockholder approval is not obtained, the Class A Warrant holders will not be able to exercise his warrants for the number of Common Shares which requires stockholders' approval for issuance.

     Compu-DAWN will not issue any fractional Common Shares upon exercise of the Class A Warrants and all fractional interests shall be eliminated.

     The exercise price and the number of Warrant Shares issuable upon the exercise of the Class A Warrant will be adjusted in case of the following events:

     - Compu-DAWN declares a dividend or other distribution on its Common Shares payable in Common Shares.

     - Compu-DAWN undertakes subdivision of the outstanding Common Shares pursuant to a stock split or otherwise.

     - Compu-DAWN combines the outstanding Common Shares into a smaller number of Common Shares pursuant to a reverse split or otherwise.

     -    Compu-DAWN reclassifies or otherwise changes the Common Shares.

In the case of any of the above events, the exercise price will be adjusted up or down as appropriate. Furthermore, the number of Warrant Shares issuable upon the exercise of the Class A Warrants will be adjusted up or down as appropriate. If Compu-DAWN undertakes or participates in a reorganization, consolidation or merger, the Class A Warrant holder will be entitled to receive, instead of Warrant Shares receivable upon the exercise of a Class A Warrant before the consummation of that transaction, the securities or properties which the Class A Warrant holder would have been entitled to at the time of the consummation of the transaction if the Class A Warrant holder had exercised his Class A Warrants before the consummation of the transaction.

         Class B Warrants

     Each Class B Warrant is exercisable at a price of $2.50 per Warrant Share, either in cash or pursuant to a net issue exercise. The Class B Warrants may be exercised at any time, subject to the same restrictions and limitations described above under the description of the Class A Warrants, during the periods commencing below and ending on June 30, 2004, for the following number of Warrant Shares:

     - Up to 30% of the Warrant Shares underlying the Class B Warrants on and after the 90th day following the date of the Class B Warrant; and



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     -    Additionally, up to 23 1/3% of the Warrant Shares underlying the Class
          B Warrants on and after each of the first, second and third anniversary of the date of the Class B Warrants.

     In the event there is a change in control in the Company, the Class B Warrant shall become exercisable to purchase all of the Warrant Shares thereunder on the date preceding the change in control as described under "Class A Warrants" above.

     The other terms and provisions of the Class B Warrants relating to the limitations on exercise due to required stockholder approval under the rules of the Nasdaq Stock Market, Inc., exercise period, adjustments of the exercise price and number of Warrant Shares, other restrictions on exercise, and restrictions on transfer, are substantially similar to those terms and provisions in the Class A Warrants described above.

         Class C Warrants

     Each Class C Warrant is exercisable at a price of $2.50 per Warrant Share, either in cash or pursuant to a net issue exercise. The Class C Warrants may be exercised at any time, subject to the same restrictions and limitations described above under the description of Class A Warrants, during the period commencing on the first anniversary of the date of the Class C Warrants and ending on June 30, 2004.

     In the event there is a change in control in the Company, the Class C Warrant shall become exercisable to purchase all of the Warrant Shares thereunder on the date preceding the change in control as described under "Class A Warrants" above.

     The other terms and provisions of the Class C Warrants relating to the limitations on exercise due to required stockholder approval under the rules of the Nasdaq Stock Market, Inc., exercise period, adjustments of the exercise price and number of Warrant Shares, other restrictions on exercise, and restrictions on transfer, are substantially similar to those terms and provisions in the Class A Warrants described above.



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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. The Financial Statements requried by Item 7(a) will be filed by amedment to this Curent Report on Form 8-K pursuant Item 7(a)(4).

     (b)  Pro Forma Financial Information.  The Financial Statements required by
          Item 7(b) will be filed by amendment to this Current Report on Form 8-K to Item 7(a)(4).



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COMPU-DAWN, INC.


Dated: January 6, 2000                By: /s/ Paul K. Danner
                                          ---------------------------------
                                           Paul K. Danner,
                                           Chief Executive Officer


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